CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 10, 2008

Date of Report

(Date of Earliest Event Reported)

Emazing Interactive, Inc.

 (Exact name of registrant as specified in its charter)

Nevada                                     333-138111                               20-4672080

(State or other jurisdiction    (Commission File Number)             (IRS Employer

of incorporation)                                                                         Identification No.)

101 C North Greenville, Suite 255, Allen, Texas 75002

(Address of principal executive offices (zip code))

(972) 983-1453

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

We are filing this amendment to include the proper and applicable 8-K numbers and captions for which the events disclosed in our original Form 8-K filed on March 13, 2008, should have been disclosed and to include the correct cover page.

On March 10, 2008, we entered into an Amendment to our Line of Credit, increasing the amount available from $20,000 to $40,000.  Our President, Mr. Hancock collateralized the Line of Credit with all of his shares of our common stock that he owns ( in the Company. Pursuant to the Amendment, the Line of Credit is now due on May 31, 2008; it was originally due on February 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Emazing Interactive, Inc.

By:      /s/ G. Edward Hancock

         G. Edward Hancock

         Chief Executive Officer

Dated:  March 18, 2008